Exhibit 99.1

For Immediate Release

Contacts:

Thomas Cooke, CEO (713) 458-1560

Andrew Clifford, President (713) 458-1560

Website:

www.saratogaresources.net

SARATOGA RESOURCES, INC. REPORTS FINANCIAL AND

OPERATIONAL RESULTS FOR THE 2011 SECOND QUARTER

HOUSTON, TX, August 11, 2011 – Saratoga Resources, Inc. (AMEX:SARA) today announced financial and operational results for the quarter and six months ended June 30, 2011.

Key Financial Results

•

Net income of $2.1 million, or $0.11 per basic share, for second quarter 2011 compared to a net loss of $(8.4) million, or $(0.49) per basic share, in the second quarter 2010; net income of $2.4 million, or $0.13 per basic share, for first six months of 2011 compared to a net loss of $(14.2) million, or $(0.84) per basic share, for first six months of 2010;

•

EBITDA of $12.5 million for second quarter 2011 compared to $6.7 million in the second quarter 2010; EBITDA of $21.7 million for first six months of 2011 compared to $12.5 million for first six months of 2010;

•

Average hydrocarbon prices realized of $86.55 per barrel of oil equivalent (“BOE”) for second quarter 2011 compared to $59.56 per BOE in the second quarter 2010; average hydrocarbon prices realized of $81.84 per BOE for the first six months of 2011 compared to $60.76 for first six months of 2010;

•

Louisiana Light Sweet crude oil continuing to command ~$20 per barrel premium to WTI;

•

Oil and gas production of 216,913 BOE (67.4% oil) in second quarter 2011 compared to 216,380 BOE (63.2% oil) in the second quarter 2010; oil and gas production of 422,459 BOE (67.4% oil) for the first six months of 2011 compared to 413,830 (63.5% oil) for first six months of 2010; and

•

Oil and gas revenues of $18.8 million for second quarter 2011 compared to $12.9 million in the second quarter 2010; oil and gas revenues of $34.6 million for the first six months of 2011 compared to $25.1 million for first six months of 2010.

EBITDA is a non-GAAP financial measure and is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” below.

The increase in oil and gas revenues reflects higher crude oil prices during the 2011 quarter and six month periods and increased oil production.  In particular, oil and gas revenues and average hydrocarbon prices realized during the 2011 periods benefited from an approximately $20 per barrel premium to WTI prices received from sale of our Louisiana Light Sweet crude oil with average oil prices realized being $115.13 during the 2011 second quarter and $108.31 during the first six months of 2011. Net income, in addition to benefiting from the increase in oil and gas revenues, benefited from an increase in other income and decreases in general and administrative expense, bankruptcy related costs and interest expense. Results for the 2010 periods reflect Saratoga’s operations in bankruptcy from March 31, 2009 to May 14, 2010 when Saratoga exited bankruptcy.

Financial Position

•

$20.4 million of cash on hand at June 30, 2011, up from $4.4 million at December 31, 2010;

•

$14.4 million of working capital at June 30, 2011, up from $2.6 million at December 31, 2010;

•

$2.0 million (principal and interest) of non-recurring pre-bankruptcy obligations repaid during first six months of 2011, reducing the unpaid principal, interest and penalty balance to $0.9 million at June 30, 2011;

•

$27.3 million of net cash received after June 30, 2011 from placement of common stock;

•

$120.9 million of net cash received after June 30, 2011 from sale of senior secured notes;

•

$135.3 million of debt retired and $10.2 million of letter of credit obligations extinguished after June 30, 2011;

•

Pro forma debt of $128.2 million (excludes unamortized debt discount) at June 30, 2011 (giving effect to the July 2011 placement of common stock and senior notes and retirement of prior debt and letter of credit obligations) as compared to debt of $135.9 million (excludes unamortized debt discount) and letters of credit of $10.2 million at December 31, 2010; and

•

Pro forma shareholders’ equity of $30.1 million at June 30, 2011 (giving effect to the July 2011 placement of common stock) as compared to a deficit in shareholders’ equity of $4.1 million at December 31, 2010.

The increase in cash and working capital positions reflects improved profitability, and resulting operating cash flows, together with an April 2011 private placement of $7.4 million of common stock and warrants. Post-quarter end financing has resulted in a reduction in total debt and letter of credit obligations, extension of the maturity of credit facilities to 2016 and increased liquidity and shareholders’ equity.

Development Highlights and Plans

•

$9.2 million invested in development program and infrastructure projects during six months ended June 30, 2011;

•

6 recompletions and 1 workover completed during six months ended June 30, 2011 and 1 workover ongoing at June 30, 2011;

•

Compressor installed in Main Pass 25 Field to support higher production, pressure testing of 8-mile HP pipeline to redirect production to Breton Sound 32 completed, and Breton Sound 32 facility expansion commenced;

•

Commenced permitting of wells in Vermilion 16 Field;

•

Development budget increased to $57 million (for 12 month period commencing April 1, 2011) based on increased cash (from improved profitability and capital infusions) and projected operating cash flows;

•

Catina development well spudded in Breton Sound 51 Field in July 2011 and scheduled to be completed in August 2011 with production expected to commence in September 2011; and

•

4 additional development wells planned over balance of 2011.

With the growth in our cash position from improved operating cash flow and our April 2011 and July 2011 private placements, we increased our CAPEX budget over the 12 months commencing April 1, 2011 to $57 million and accelerated our development plans.  Our investment in development and infrastructure projects totaled $9.2 million during the six months ended June 30, 2011 and was focused on recompletions, workovers and infrastructure projects.

In July 2011, we commenced the first of a planned five well development drilling program with the spudding of a well on our proved undeveloped Catina prospect in Breton Sound 51 field.  The Catina well targeted a sand previously produced by a Hess well that was plugged and abandoned following Hurricane Katrina. The Catina well logged 15’ of net TVD oil pay, is expected to be completed before the end of August 2011 and is expected to result in booking a significant increase in the proved reserves associated with the prospect.

Upon completion of drilling on the Catina well, we plan to commence drilling of Rio Grande, a Catina “look-alike” prospect. Additional development drilling is planned to commence on prospects in Breton Sound 18, Grand Bay and Vermilion 16 where we commenced permitting during the second quarter.

Management Comments

Thomas Cooke, Chairman and CEO, commented, “Q2 2011 and the following months have been an exciting time for Saratoga.  We have gained momentum on numerous fronts, achieving several long standing objectives, and believe we are now positioned to realize what we believe is the great untapped value of our resource portfolio. Operationally, we experienced a marked turnaround in bottom line results following up a profitable first quarter with Q2 net income of more than $2.0 million.  Our growing net income has been driven by strong top line growth, topping 40% for both the quarter and six month period. Revenue growth reflects a favorable pricing environment during the period and, in particular, our ability to realize an approximately $20 per barrel premium to WTI prices from our Louisiana Light Sweet crude oil.  Even with the recent downturn in oil prices, we are continuing to realize better than $100 per barrel oil pricing. Production increased modestly during the quarter with our recompletion and workover projects raising production levels toward the end of the period.  Moving forward, we fully expect our program of recompletions and workovers, together with our infrastructure projects and development drilling program, to increasingly contribute to meaningful production growth as production levels from shut-in and curtailed wells are brought to capacity and new wells are brought on line.

In addition to our improving operations, Q2 2011 and the following months have seen Saratoga make great strides in strengthening our balance sheet.  In April 2011 and July 2011, we completed two private equity raises bringing in more than $35 million of new equity and, in July 2011, we completed an offering of $127.5 million of senior notes allowing us to retire all of our prior debt and our existing letter of credit obligations.  As a result, we have reduced our total debt, extended out the maturity of our debt facilities to 2016 and substantially strengthened our cash position and shareholders’ equity.  We are particularly pleased by the participation as lead investors in our July 2011 equity and senior note offerings of funds managed by The Blackstone Group (NYSE: BX) affiliate GSO Capital Partners.  As a further consequence of our efforts during 2011, in July 2011, we accomplished our long standing goal of listing on a national securities exchange with the commencement of trading in our stock on the NYSE Amex.

With the addition of liquidity from our improving operating cash flows and equity infusions, we have substantially increased our development budget and moved from operating in a cash constrained environment to a position of deploying capital in a manner deemed optimal by management to support the timely development of our inventory of proved developed non-producing opportunities, development drilling opportunities and deferred maintenance and other infrastructure projects, all with the objective of growing our production.”

About Saratoga Resources

Saratoga is an independent exploration and production company with offices in Houston, Texas and Covington, Louisiana. Principal holdings cover 33,869 gross (31,125 net) acres, mostly held-by-production, located in the transitional coastline and protected in-bay environment on parish and state leases of south Louisiana.

Forward-looking Statements

This press release includes certain estimates and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding future ability to fund the company’s development program and grow reserves, production, revenues and profitability, realize favorable pricing and the ultimate outcome of such efforts. Words such as "expects”, "anticipates", "intends", "plans", "believes", "assumes", "seeks", "estimates", "should", and variations of these words and similar expressions, are intended to identify these forward-looking statements. While we believe these statements are accurate, forward-looking statements are inherently uncertain and we cannot assure you that these expectations will occur and our actual results may be significantly different. These statements by the Company and its management are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Important factors that could cause actual results to differ from those in the forward-looking statements include the factors described in the "Risk Factors" section of the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.

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SARATOGA RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Oil and gas revenues	$18,774,903	$12,887,341	$34,573,191	$25,143,118
Other revenues	2,281,301	795,414	3,430,051	1,230,671
Total revenues	21,056,204	13,682,755	38,003,242	26,373,789

Operating Expense:
Lease operating expense	4,158,980	3,375,909	8,245,135	7,036,934
Workover expense	1,397,404	879,351	1,955,135	1,763,874
Exploration expense	-	614,940	254,366	803,835
Depreciation, depletion and amortization	5,192,857	4,076,040	8,367,627	7,254,979
Accretion expense	424,422	425,211	848,844	850,423
General and administrative	1,937,304	3,176,914	3,900,288	4,525,735
Production and severance taxes	1,232,533	1,346,271	2,665,074	2,692,577
Total operating expenses	14,343,500	13,894,636	26,236,469	24,928,357

Operating income (loss)	6,712,704	(211,881)	11,766,773	1,445,432

Other income (expense):
Commodity derivative income (expense)	-	-	-	696,550
Loss on settlement of accounts payable	-	(990,786)	-	(990,786)
Interest income	172,020	19,651	199,586	26,590
Interest expense	(4,654,626)	(6,396,982)	(9,235,512)	(13,266,924)
Total other expense	(4,482,606)	(7,368,117)	(9,035,926)	(13,534,570)

Net income (loss) before reorganization expense and income taxes	2,230,098	(7,579,998)	2,730,847	(12,089,138)
Reorganization expense	138,982	539,752	248,994	1,864,446
Net income (loss) before income taxes	2,091,116	(8,119,750)	2,481,853	(13,953,584)
Income tax provision	22,214	243,623	54,714	243,623
Net income (loss)	$2,068,902	$(8,363,373)	$2,427,139	$(14,197,207)

Net income (loss) per share:
Basic	$0.11	$(0.49)	$0.13	$(0.84)
Diluted	$0.09	$(0.49)	$0.11	$(0.84)

Weighted average number of common shares outstanding:
Basic	19,145,269	16,939,914	18,238,913	16,815,792
Diluted	22,700,506	16,939,914	21,647,823	16,815,792

SARATOGA RESOURCES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$20,408,232	$4,409,984
Accounts receivable	8,229,898	9,039,836
Prepaid expenses and other	2,166,498	888,717
Other current asset	300,000	300,000
Total current assets	31,104,628	14,638,537

Property and equipment:
Oil and gas properties - proved (successful efforts method)	178,091,970	170,870,775
Other	616,009	561,572
	178,707,979	171,432,347
Less: Accumulated depreciation, depletion and amortization	(45,965,607)	(37,597,980)
Total property and equipment, net	132,742,372	133,834,367

Other assets, net	3,953,499	2,870,379
Total assets	$167,800,499	$151,343,283

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$7,753,327	$4,655,874
Revenue and severance tax payable	4,622,755	5,071,508
Accrued liabilities	2,532,904	1,649,994
Short-term notes payable	1,421,429	285,298
Asset retirement obligation – current	356,623	332,863
Total current liabilities	16,687,038	11,995,537

Long-term liabilities:
Asset retirement obligation	11,492,795	11,653,212
Long-term debt – related party	736,632	605,428
Long-term debt, net of unamortized discount of $2,691,620 and $4,140,662, respectively	132,649,252	131,200,209
Total long-term liabilities	144,878,679	143,458,849

Commitment and contingencies (see notes)

Stockholders' equity (deficit):
Common stock, $0.001 par value; 100,000,000 shares authorized 19,889,513 and 17,298,598 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	19,890	17,298
Additional paid-in capital	35,463,405	27,547,251
Retained deficit	(29,248,513)	(31,675,652)

Total stockholders' equity (deficit)	6,234,782	(4,111,103)

Total liabilities and stockholders' equity (deficit)	$167,800,499	$151,343,283

SARATOGA RESOURCES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$2,427,139	$(14,197,207)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	8,367,627	7,254,979
Accretion expense	848,844	850,423
Amortization of debt issuance costs	126,384	399,961
Amortization of debt discount	1,449,042	591,597
Commodity derivative income	-	(473,962)
Stock-based compensation	465,798	1,846,098
Loss on settlement of accounts payable	-	990,786
Plugging and abandonment settlements	(985,501)	-
Changes in operating assets and liabilities:
Accounts receivable	809,938	(510,090)
Prepaids and other	(1,277,781)	(625,566)
Accounts payable	(1,189,178)	(10,744,887)
Revenue and severance tax payable	(448,759)	(992,203)
Accrued liabilities	666,513	9,799,125
Net cash provided by (used in) operating activities	11,260,066	(5,810,946)

Cash flows from investing activities:
Additions to oil and gas property	(2,586,952)	(5,713,296)
Additions to other property and equipment	(54,437)	(93,429)
Other assets	(1,209,507)	(254,742)
Net cash used in investing activities	(3,850,896)	(6,061,467)

Cash flows from financing activities:
Proceeds from short-term notes payable	1,649,065	1,183,409
Repayments of short-term notes payable	(512,935)	(545,746)
Proceeds from line of credit	-	811,943
Repayment of debt borrowings	-	(5,500,000)
Proceeds from issuance of common stock	7,452,948	-
Proceeds from issuance of warrants	-	100
Settlement of commodity hedges recorded in purchase accounting	-	38,913
Net cash provided by (used in) financing activities	8,589,078	(4,011,381)

Net increase (decrease) in cash and cash equivalents	15,998,248	(15,883,794)
Cash and cash equivalents - beginning of period	4,409,984	21,575,483
Cash and cash equivalents - end of period	$20,408,232	$5,691,689

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$65,000	$359,638
Cash paid for interest	7,628,983	2,568,137

Non-cash investing and financing activities:
Accounts payable for oil and gas additions	$4,286,631	$522,163
Accrued liabilities for oil and gas additions	347,612	-
Accrued interest converted to long-term debt	-	26,712,978
Accrued interest converted to long-term debt – related party	131,205	-
Debt issuance cost from issuance of warrants	-	4,099,016

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure.

The company defines EBITDA as net income (loss) before income tax expense (benefit), interest expense and depreciation, depletion and amortization excluding interest income, realized gains on out-of-period derivative contract settlements, (gain) loss on the sale of assets, acquisition costs, settlements for prior claims, other various non-cash items (including asset impairments, income from equity investments, noncontrolling interest, stock-based compensation, unrealized (gain) loss on derivative contracts and provision for doubtful accounts), and costs associated with the company’s bankruptcy.

EBITDA is a supplemental financial measure used by the company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company also uses this measure because EBITDA allows the company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the company’s EBITDA may not be comparable to similarly titled measures used by other companies.

The table below reconciles the most directly comparable GAAP financial measures to EBITDA.

Reconciliation of Net Income (Loss) to EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income (loss) as reported	$2,068,902	$(8,363,373)	$2,427,139	$(14,197,207)

Depreciation, depletion and amortization	5,192,857	4,076,040	8,367,627	7,254,979

Income tax expense (benefit)	22,214	243,623	54,714	243,623

Exploration expense	--	614,940	254,366	803,835

Accretion expense	424,422	425,211	848,844	850,423

Share-based compensation	175,114	1,815,498	465,798	1,846,098

Interest expense, net	4,482,606	6,377,331	9,035,926	13,240,334

Unrealized hedging (gain) loss	--	--	--	(435,049)

Reorganization costs	138,982	539,752	248,994	1,864,446

Loss on settlement of accounts payable	--	990,786	--	990,786

EBITDA	12,505,097	6,719,808	21,703,408	12,462,268